Exhibit 10.10

Waste Forest Land Transfer Agreement

Article One Parties to This Agreement.

Party A: Chengshan Niu, a Harbin resident

Party B: Heilongjiang Yew Technology and Development Co., Ltd.

Article Two. Agreement

1.	Party A is willing to transfer the land use right to 125 mu of barren hills in Pingshan town Beichuan village, Harbin, to Party B for a term of 50 years and for purpose of the development of rare yew plants.

2.	The ownership and right to use fish pond shall be transferred to party B

3.	NanShan manual and natural forest clearance and Intermediate cuttings should be carried out by Party A under the guidance of Party A. The wood is used by the both parties under the agreement.

4.	Transfer price: 2, 980 yuan per mu, a total of 372, 500 yuan for 125 mu; transfer price for the fish pond is 180, 000 yuan and the total transfer price is 552, 500 yuan.

5.	Mountain forest resources shall be transferred to party B

Article Three This Agreement shall take effect from the date sighed by both parties.

Signatures and Seals:

Party A: Chengshan Niu

Party B: Heilongjiang Yew Technology and Development Co., Ltd.

March 22, 2004